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                                                                    EXHIBIT 10.3

                               AVANEX CORPORATION

                         SEVERANCE AGREEMENT AND RELEASE

         This Severance Agreement and Release ("Agreement") is made by and between Avanex Corporation (the "Company"), and Bruce Pollock ("Executive").

         WHEREAS, Executive was employed by the Company as its Vice President, Finance and IT and Chief Financial Officer;

         WHEREAS, Executive has resigned from such positions;

         WHEREAS, the Company and Executive have entered into a stock option agreement, dated November 4, 2002 (the "Stock Option Agreement"), granting Executive an option (the "Option") to purchase 500,000 shares of the Company's common stock subject to the terms and conditions of the Company's 1998 Stock Plan and the Stock Option Agreement; and

         WHEREAS, the Executive agrees to release the Company from any claims arising from or related to Executive's service relationship;

         NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Executive (collectively referred to as "the Parties") hereby agree as follows:

         1. Termination of Employment. Executive hereby acknowledges resignation of his employment effective upon the close of business on November 14, 2003 (the "Termination Date"). Executive resigns as a director, officer and fiduciary of any and all subsidiaries, branches, divisions and affililiates of Company and any 401(k) plans and other employee benefit plans of any of them, effective as of the Termination Date.

         2. Payment of Salary and Expense Reimbursement. Executive acknowledges and represents that the Company has paid all salary, wages, accrued vacation and any and all other benefits due to Executive as of the Termination Date with the exception of a final paycheck which Executive acknowledges receiving on November 18, 2003. Executive shall submit his final expense reports by December 1, 2003 and the Company will promptly process and pay the amounts due in accordance with the Company's standard expense reimbursement policies and procedures.

         3. Consideration. As consideration for Executive entering into this Agreement, the Company agrees to provide Executive with the following benefits:

                  (a) Cash Payments. Executive shall be paid severance pay equal to his annual base salary in effect immediately prior to the Termination Date for a period of six (6) months following the Termination Date, less applicable withholding. The severance pay will be paid in accordance with the Company's standard payroll practices. The payments will commence within three (3) business days after the Effective Date.

                  (b) COBRA Payments. If Executive elects to continue his group health insurance coverage pursuant to COBRA after the Termination Date, the Company will pay or reimburse Executive for the COBRA premiums otherwise payable by Executive (for coverage for himself and his eligible dependents) for

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a period of six (6) months following the Effective Date. After the six-month coverage period, Executive will be responsible for the payment of any COBRA premiums. The Company will not reimburse Executive for any taxable income imputed to him because the Company has paid his COBRA premiums (or those of his eligible dependents).

                  (c) Outplacement Services. Reasonable executive outplacement services, to be determined at the Company's discretion, for a period of up to six (6) months after the Effective Date.

         4. Stock Option. Executive acknowledges that, as of the Termination Date, the Option was vested as to 125,000 of the shares subject to the Option, and that the Option shall cease vesting as of the Termination Date. Executive further acknowledges that the Option may be exercised for three (3) months following the Termination Date and that the Option shall continue to be subject to the terms of the Company's 1998 Stock Plan and the Stock Option Agreement.

         5. Release of Claims. Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company. Executive, on behalf of himself and his respective heirs, executors and assigns, hereby fully and forever releases the Company and its officers, directors, employees, investors, shareholders, administrators, predecessor and successor corporations, and assigns, of and from any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred up until and including the effective date of this Agreement including, without limitation:

                  (a) any and all claims relating to or arising from Executive's employment relationship with the Company and the termination of that relationship;

                  (b) any and all claims relating to, or arising from, Executive's right to purchase, or actual purchase of shares of stock of the Company;

                  (c) any and all claims for wrongful discharge of employment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; and defamation;

                  (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, and the California Fair Employment and Housing Act;

                  (e) any and all claims arising out of any other laws or regulations relating to employment or employment discrimination; and

                  (f) any and all claims for attorneys' fees and costs.

         The Company hereby fully and forever releases Executive of and from any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Company may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date (as defined in Section 21 below); provided, however, that such release shall

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not extend to: (i) any obligations created by or arising out of this Agreement or (ii) any claims or causes of action for fraud, embezzlement or criminal conduct.

         The Company and Executive agree that the releases set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. These releases do not extend to any obligations incurred under this Agreement. Furthermore, the foregoing releases do not waive Executive's rights to indemnification, if any, pursuant to Section 8 herein.

         The parties acknowledge that they have been advised by legal counsel and are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

         A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         The parties, being aware of said Code Section, agree to expressly waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect.

         6. Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Executive agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Agreement; (b) he has twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following his execution of this Agreement to revoke the Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs from doing so, unless specifically authorized by federal law.

         7. Return of Company Property. Executive agrees to return all Company property to the Company upon or prior to the Effective Date of this Agreement, except that Company and Executive agree that Executive will retain one IBM T40 laptop computer and related items (including installed software) and that Executive will pay the Company the sum of $1,500 to purchase such computer and related items from the Company. Executive agrees to sign Exhibit C of the Company's Employment, Confidential Information and Invention Assignment Agreement.

         8. Indemnification. Executive and the Company are parties to an Indemnification Agreement dated November 4, 2002 (the "Indemnification Agreement") pursuant to which the Company has agreed to indemnify Executive with respect to certain claims and expenses. Notwithstanding the provisions of
Section 5 of this Agreement, Executive shall continue to be entitled to indemnification, in accordance with the Indemnification Agreement, the applicable provisions of the Company's certificate of incorporation and bylaws and any directors' and officers' liability insurance coverage in effect as of the date hereof.

         9. Mutual Non-Disparagement. The Company agrees that its officers and directors will refrain from any disparagement, criticism, defamation or slander of Executive, or tortious interference with the contracts and relationships of Executive. Executive agrees to refrain from any disparagement, criticism,

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defamation or slander of the Company or its employees, or tortious interference with the contracts and relationships of the Company.

         10. No Cooperation. Each party agrees that it will not knowingly counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the other party, unless under a subpoena or other court order to do so. Each party agrees to immediately notify the other party upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or court order to the other party. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against the other party, each party agrees that it shall state no more than that it cannot provide counsel or assistance.

         11. Non-Solicitation. In consideration for the severance benefits Executive is to receive hereunder, Executive agrees that he will not, at any time during the twelve months following the Termination Date, directly or indirectly solicit any individuals to leave the Company's employ for any reason or interfere in any other manner with the employment relationships at the time existing between the Company and its employees.

         12. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payment of any sums or provision of any benefits to Executive under the terms of this Agreement. The Company will withhold sums from Executive's compensation hereunder sufficient to satisfy the Company's withholding obligations. Executive agrees and understands that he is responsible for payment, if any, of his portion of the local, state and/or federal taxes on the sums paid hereunder by the Company and any penalties or assessments thereon.

         13. No Admission of Liability. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

         14. Costs. The Parties shall each bear their own costs, expert fees, attorneys' fees and other fees incurred in connection with this Agreement.

         15. Arbitration and Equitable Relief.

                  (a) The Parties agree that, to the extent permitted by law, any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof shall be settled by arbitration to be held in Alameda County, California, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

                  (b) The arbitrator shall apply California law to the merits of any dispute or claim, without reference to rules of conflict of law. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law. The parties hereto hereby expressly consent to the personal jurisdiction of the state and federal courts located in California for any action or proceeding

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arising from or relating to this Agreement and/or relating to any arbitration in which the parties are participants.

                  (c) Each party shall pay its own attorneys' fees in any such arbitration; provided, however, that the Company shall pay for any administrative or filing fees, including the arbitrator's fee, that Executive would not have otherwise incurred if the dispute was adjudicated in a court of law, rather than through arbitration.

                  (d) THE PARTIES HERETO HAVE READ AND UNDERSTAND SECTION 15, WHICH DISCUSSES ARBITRATION. THE PARTIES HERETO UNDERSTAND THAT BY SIGNING THIS AGREEMENT, THEY AGREE, TO THE EXTENT PERMITTED BY LAW, TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH, OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF THEIR RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, THE FOLLOWING CLAIMS:

                           (i)      ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF
EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION.

                           (ii)     ANY AND ALL CLAIMS FOR VIOLATION OF ANY
FEDERAL, STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FAIR LABOR STANDARDS ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, AND LABOR CODE SECTION 201, et seq;

                           (iii)    ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER
LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.

         16. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement.

         17. No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

         18. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

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         19. Entire Agreement. This Agreement, along with the previously executed Employment, Confidential Information and Invention Assignment Agreement, the Indemnification Agreement and the Stock Option Agreement, represent the entire agreement and understanding between the Company and Executive concerning Executive's separation from the Company, and supersede, replace and fully discharge all obligations under any and all prior agreements and understandings concerning Executive's relationship with the Company and his compensation by the Company.

         20. No Oral Modification. This Agreement may only be amended in writing signed by Executive and the Company's Chief Executive Officer.

         21. Effective Date. This Agreement will become effective (the "Effective Date") one day after i) it has been signed by both Parties and ii) seven days have passed since Executive signed the Agreement (provided that Executive has not revoked the Agreement during such seven day period).

         22. Cooperation with the Company. Executive agrees to cooperate fully with the Company, including but not limited to, responding to reasonable requests from the Company's Chief Executive Officer, Chief Financial Officer or the Company's legal counsel in connection with any and all existing or future litigation related to the Company. Executive also agrees to furnish upon reasonable request, information necessary in order to assist the Company in meeting the Company's reporting requirements and Executive's continuing Section 16 reporting obligations on a timely manner and as prescribed by the then current SEC and/or Nasdaq rules. Executive understands that he remains subject to the SEC and Nasdaq prohibitions on insider trading even after the Effective Date of this Agreement.

         23. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

         24. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

                  (a) They have read this Agreement;

                  (b) They have been represented in the negotiation and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

                  (c) They understand the terms and consequences of this Agreement and of the releases it contains;

                  (d) They are fully aware of the legal and binding effect of this Agreement.

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         IN WITNESS WHEREOF, the Parties have executed this Agreement.

Avanex Corporation                                    Executive

By: /s/ WALTER ALESSANDRINI                           /s/ BRUCE  POLLOCK
    Walter Alessandrini                               Bruce Pollock

Date: November 25, 2003                               Date: November 25, 2003

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